EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Central Garden & Pet Company for the year ended September 28, 2002, I, Stuart W. Booth, Chief Financial Officer of Central Garden & Pet Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such annual report on Form 10-K for the year ended September 28, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such annual report on Form 10-K for the year ended September 28, 2002 fairly presents, in all material respects, the financial condition and results of operations of Central Garden & Pet Company.

December 12, 2002	/s/ STUART W. BOOTH
Stuart W. Booth Chief Financial Officer